EXHIBIT 8.1.7

                                 July 9, 1998



Asset Backed Securities Corporation
Eleven Madison Avenue
New York, New York  10010

         Re:      Asset Backed Securities Corporation
                  Registration Statement on Form S-3 (File No. 333-00365)
                  -------------------------------------------------------

Dear Sirs:

         We  have  acted  as  special  counsel  to  Asset  Backed   Securities
Corporation, a Delaware corporation (the "Depositor"), in connection with examining the registration statement on Form S-3 (File No. 333-000365) (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). As set forth in the Registration Statement, each Series of Certificates will be issued pursuant to an agreement to be identified in the prospectus supplement for such Series consisting of (i) a pooling and servicing agreement among the Depositor, the Master Servicer or Servicer named therein, and a trustee named therein, (ii) a reference agreement and standard terms and provisions of pooling and servicing agreement among the Depositor, the Master Servicer or Servicer named therein, and a trustee named therein or (iii) a deposit trust agreement between the Depositor and a trustee named therein (any such agreement, a "Pooling and Servicing Agreement").

         We have examined the prospectus related to the Certificates (the "Mortgage Prospectus") forming a part of the Registration Statement in the form filed on behalf of Depositor with the Securities and Exchange Commission under the Act on February 25, 1998 and such other instruments, documents and records as we have deemed necessary or appropriate as a basis for the opinion set forth below (collectively, the "Relevant Documents").

         In arriving at the opinion expressed below, we have assumed that each Pooling and Servicing Agreement will be duly authorized by all necessary corporate action on the part of the Depositor and each other party thereto for the related Series of Certificates and will be duly executed and delivered by the Depositor and each other party thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that the Certificates of each Series will be duly executed and delivered in substantially the forms set forth in the related Pooling and Servicing Agreement filed or incorporated by reference as an exhibit to the

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Registration Statement, and that Certificates will be sold as described in the
Registration Statement.

         As counsel to the Depositor, we have advised the Depositor with respect to certain federal income tax aspects of the proposed issuance of each Series of the Certificates pursuant to the related Pooling and Servicing Agreement. Such advice has formed the basis for the description of selected federal income tax consequences for holders of such Certificates that appears under the heading "Material Federal Income Tax Considerations" in each Mortgage Prospectus forming a part of the Registration Statement. Such description does not purport to discuss all possible federal income tax ramifications of the proposed issuance of the Certificates, but with respect to those federal income tax consequences which are discussed, in our opinion, the description is accurate in all material respects.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other Relevant Documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular Series of Certificates as a result of changes in fact or circumstances, changes in the terms of the Relevant Documents or changes in the law subsequent to the date hereof. Because Series of Certificates with numerous different characteristics may be issued, you should be aware that the particular characteristics of each Series of Certificates must be considered in determining the applicability of this opinion to such Series of Certificates.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the references to this firm under the heading "Material Federal Income Tax Considerations" in each Mortgage Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                     Very truly yours,


                                     /s/ Brown & Wood LLP